           AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 1996

                                                   REGISTRATION NO. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933


                  NEW WORLD COMMUNICATIONS GROUP INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)


            Delaware                                    13-3743606
- -------------------------------            ------------------------------------
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                              3200 Windy Hill Road
                               Suite 1100 - West
                             Atlanta, Georgia 30339
                    ----------------------------------------
                    (Address of Principal Executive Offices)


                  NEW WORLD COMMUNICATIONS GROUP INCORPORATED
                             1996 STOCK OPTION PLAN
                             ----------------------
                            (Full Title of the Plan)


                                 Gwen C. Wisler
                              3200 Windy Hill Road
                               Suite 1100 - West
                             Atlanta, Georgia 30339
                     -------------------------------------
                    (Name and Address of Agent for Service)

                                  770-955-0045
          -----------------------------------------------------------
         (Telephone Number, Including Area Code, of Agent for Service)



                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------------------------------
                                                     Proposed maximum         Proposed maximum
 Title of securities to    Amount to be              offering price per       aggregate offering        Amount of registration
 be registered             registered (1)            share                    price (2)                 fee (2)
                                                     (2)
- --------------------------------------------------------------------------------------------------------------------------------
 Class A Common Stock,
 par value $.01 per        5,600,000 shares          $ 16 1/8                 $ 90,300,000              $ 31,138
 share

- --------------------------------------------------------------------------------------------------------------------------------

         (1)  Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the New World Communications Group Incorporated 1996
Stock Option Plan.

         (2)  Pursuant to Rule 457(h)(1), these figures are based upon the average of the high ($16 1/8) and low ($16)
prices paid for a share of the Company's Class A Common Stock on June 4, 1996, as reported by the Nasdaq National
Market, and are used solely for the purpose of calculating the registration fee.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The undersigned registrant ("Registrant") hereby incorporates by reference into this registration statement a copy of the following:

                 (a)      The Registrant's annual report on Form 10-K for the fiscal year ended December 31, 1995;

                 (b)      The Registrant's quarterly report on Form 10-Q for the quarter ended March 31, 1996; and

                 (c)      The Registrant's current report on Form 8-K dated as of May 22, 1996; and

                 (d)      The description of the Registrant's Class A Common Stock ("Common Stock") contained in a
                          Registration Statement filed under the Securities Exchange Act of 1934, as amended (the
                          "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

                 In addition, all documents filed subsequent to the date of this registration statement by the undersigned Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Act, and prior to the filing of a post-effective amendment hereto, which either indicates that all shares of Common Stock offered hereby have been sold or deregisters any shares of such Common Stock then remaining unsold, shall be deemed to have been incorporated by reference into this registration statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

                 Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Section 145 of Title 8 of the General Corporation Law of the State of Delaware ("DGCL") gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, Section 145 states that, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                 The Registrant's Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted under the DGCL or any other applicable law, no director shall be personally liable to the Registrant or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director.

                 The Registrant's Amended and Restated By-Laws provide in part:

                 Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation on or after March 4, 1993 or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, on or after March 4, 1993, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 3 of this Article, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

                 The By-Laws also provide that the right to indemnification includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition.

                 The Registrant has an insurance policy covering its liabilities and expenses which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses and also covering its officers and directors against certain other liabilities and expenses.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         Exhibit
         Number   Description
         ------   -----------
         4.1      Amended and Restated Certificate of Incorporation (incorporated by reference from
                  Exhibit 2 to the Registration Statement on Form 8-A of the Registrant, dated March 8,
                  1994, with respect to the Common Stock (the "Form 8-A")).

         4.2      Amended and Restated By-Laws (incorporated by reference from Exhibit 3 to the Form 8-
                  A).

         4.3      New World Communications Group Incorporated 1996 Stock Option Plan (incorporated by reference from the 1996 Proxy Statement of the Registrant).

         5        Opinion of Troutman Sanders LLP.

         23.1     Consent of Ernst & Young LLP.

         23.2     Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5).

         24       Powers of Attorney.


         Exhibits listed above which have heretofore been filed with the Securities and Exchange Commission (the "Commission") and which were incorporated as noted above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.


ITEM 9.  UNDERTAKINGS.

         (a) Rule 415 offerings. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                  (i)      To include any prospectus required
                                  by Section 10(a)(3) of the Securities Act of 1933;

                                  (ii)     To reflect in the prospectus any
                                  facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                                  (iii)    To include any material information
                                  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                          Provided, however, that paragraphs (a)(1)(i) and
                          (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (b) Filings incorporating subsequent Exchange Act documents by reference. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
                 Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c)      Filing of registration statement on Form S-8.
                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                  Remainder of page intentionally left blank.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 6th day of June, 1996.


                                      NEW WORLD COMMUNICATIONS GROUP
                                      INCORPORATED



                                      By:      /s/ William C. Bevins
                                               --------------------------------
                                               William C. Bevins
                                               Chief Executive Officer


                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

 Signature                                        Title                                Date
 ---------                                        -----                                ----
                                                  Chairman of the Board and            June  , 1996
 ----------------------------------------------   Director
 Ronald O. Perelman

 /s/ William C. Bevins                            Director and Chief Executive         June 6, 1996
 ----------------------------------------------   Officer
 William C. Bevins


                                                  Director, President and Chief        June  , 1996
 ----------------------------------------------   Operating Officer
 Arthur H. Bilger


                        *                         Executive Vice President and         June 6, 1996
 ----------------------------------------------   Chief Financial Officer
 Joseph P. Page

 /s/ Gwen C. Wisler                               Vice President and Chief             June 6, 1996
 ----------------------------------------------   Accounting Officer
 Gwen C. Wisler


                        *                         Director                             June 4, 1996
 ----------------------------------------------
 David N. Dinkins

                        *                         Director                             June 6, 1996
 ----------------------------------------------
 Irwin Engelman


                                                  Director                             June  , 1996
 ----------------------------------------------
 Meyer Feldberg


                        *                         Director                             June 4, 1996
 ----------------------------------------------
 Howard Gittis

                                   SIGNATURES

 Signature                                        Title                                Date
 ---------                                        -----                                ----
                        *                         Director                             June 6, 1996
 ----------------------------------------------
 Lee A. Iacocca

                        *                         Director                             June 4, 1996
 ----------------------------------------------
 Howard S. Marks


                        *                         Director                             June 4, 1996
 ----------------------------------------------
 David A. Ramon


                        *                         Director                             June 4, 1996
 ----------------------------------------------
 James D. Robinson III

                        *                         Director                             June 4, 1996
 ----------------------------------------------
 Marc J. Rowan
                                                            *By:    /s/ Gwen C. Wisler
                                                                    -----------------------------------
                                                                    Gwen C. Wisler
                                                                    Attorney-in-Fact

______________________________

* Gwen C. Wisler, by signing her name hereto, does hereby execute this Registration Statement on behalf of the directors and officers of the Registrant indicated above by asterisks, pursuant to powers of attorney duly executed by such directors and officers and filed as exhibits to the Registration Statement.

                                 EXHIBIT INDEX


Exhibit
Number   Description
- ------   -----------
4.1      Amended and Restated Certificate of Incorporation (incorporated by reference from Exhibit 2 to the
         Registration Statement on Form 8-A of the Registrant, dated March 8, 1994, with respect to the Common
         Stock (the "Form 8-A")).

4.2      Amended and Restated By-Laws (incorporated by reference from Exhibit 3 to the Form 8-A).

4.3      New World Communications Group Incorporated 1996 Stock Option Plan (incorporated by reference from the
         1996 Proxy Statement of the Registrant).

5        Opinion of Troutman Sanders LLP.

23.1     Consent of Ernst & Young LLP.

23.2     Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5).

24       Powers of Attorney.